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                                                                   EXHIBIT 23(1)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Credit Acceptance Corporation on Form S-3 (File Nos. 33-75246 (as amended) and 333-18301) and Forms S-8 (File Nos. 33-64876, 33-80339, 333-67348, and
333-91734) of our report dated January 31, 2003, appearing in this Annual Report on Form 10-K of Credit Acceptance Corporation for the year ended December 31, 2002.



Detroit, Michigan
March 31, 2003